Report of Independent Registered Public Accounting Firm

To the Trustees of the American Century Target Maturities
Trust and Shareholders of the Target 2010 Fund,
Target 2015 Fund, Target 2020 Fund, and Target 2025 Fund:

In planning and performing our audits of the financial
statements of the American Century Target Maturities
Trust (the "Funds") as of and for the year ended
September 30, 2009, in accordance with the standards
of the Public Company Accounting Oversight Board
(United States), we considered the Funds’ internal
control over financial reporting, including controls
over safeguarding securities, as a basis for designing
our auditing procedures for the purpose of expressing
our opinion on the financial statements and to comply
with the requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the effectiveness
of the Funds’ internal control over financial reporting.
Accordingly, we do not express an opinion on the
effectiveness of the Funds’ internal control over
financial reporting.

The management of the Funds is responsible for establishing
and maintaining effective internal control over financial
reporting.  In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls.  A fund’s
internal control over financial reporting is a process
designed to provide reasonable assurance regarding the
reliability of financial reporting and the preparation
of financial statements for external purposes in accordance
with generally accepted accounting principles.  A fund’s
internal control over financial reporting includes those
policies and procedures that (1) pertain to the maintenance
of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets
of the fund; (2) provide reasonable assurance that
transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures
of the fund are being made only in accordance with authorizations of management and trustees of the fund’s; and (3)  provide
reasonable assurance regarding prevention or timely
detection of unauthorized acquisition, use or disposition
of a fund’s assets that could have a material effect on
the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to
future periods are subject to the risk that controls may
become inadequate because of changes in conditions, or
that the degree of compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds’ annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds’ internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company
Accounting Oversight Board (United States).  However, we noted
no deficiencies in the Funds’ internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2009.

This report is intended solely for the information and use of management and the Trustees of the American Century Target Maturities Trust and
the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
November 27, 2009